AMENDED AND RESTATED REVOLVING CREDIT
                 AND TERM LOAN AGREEMENT


          THIS AMENDED AND RESTATED REVOLVING CREDIT AND
TERM LOAN AGREEMENT (the "Amendment and Restatement"), dated as of DECEMBER 4, 1996, by and among MAUI LAND &
PINEAPPLE COMPANY, INC., a Hawaii corporation (the "Bor-rower"), BANK OF HAWAII, a Hawaii banking corporation
("BOH"), FIRST HAWAIIAN BANK, a Hawaii banking cor-poration ("FHB"), CENTRAL PACIFIC BANK, a Hawaii banking corporation ("CPB") (BOH, FHB and CPB are each sometimes called a "Lender" and collectively called the "Lenders"), and BANK OF HAWAII, as Agent for the Lenders to the extent and in the manner provided hereinbelow and in the Agency Agreement referred to below (in such capacity, the "Agent").

                  W I T N E S S E T H:

          WHEREAS, the Borrower, the Lenders and Bank of America, National Trust and Savings Association ("BOA")
(the Lenders and BOA are collectively called the "Original Lenders") and the Agent are parties to that certain Revolving and Term Loan Agreement, dated as of December 31, 1992, as amended by a First Loan
Modification Agreement, dated as of March 1, 1993, and supplemented by letter agreements dated April 30, 1993 and June 24, 1993, and further amended by Second Loan
Modification Agreement, dated September 8, 1993, by a
Third Loan Modification Agreement, dated September 30,
1993, by a Fourth Loan Modification Agreement, dated
March 8, 1994, by a Fifth Loan Modification Agreement, dated effective as of December 31, 1994, by a Sixth Loan
Modification Agreement, dated effective as of March 31, 1995, and by a Seventh Loan Modification Agreement dated effective as of December 31, 1995, each among the Borrower, the Original Lenders and the Agent (as so amended and supplemented, the "Original Loan Agreement");

          WHEREAS, the Original Loan Agreement and the other "Loan Documents" referred to therein, as respec-tively amended, set forth the terms and conditions upon which the Original Lenders (i) have made available to the Borrower the Revolving Loans in the original aggregate principal amount of up to $40,000,000 at any one time outstanding (subject to mandatory reduction, from time to time, of such aggregate principal amount available) and
(ii) shall make available to the Borrower the Term Loans in an amount up to the aggregate principal amount of the Revolving Loans outstanding upon expiration of the Revolving Loan Period, all as more particularly described therein;

          WHEREAS, contemporaneously herewith, the
Lenders have purchased the interests of BOA under the Original Loan Agreement and the other Loan Documents referred to therein (the "BOA Purchase"), and the respective "Individual Loan Commitment Percentage" of each Lender is now as follows:

          (1)  BOH's Individual Loan Commitment
Percentage is equal to 45%;

          (2)  FHB's Individual Loan Commitment
Percentage is equal to 42%; and

          (3)  CPB's Individual Loan Commitment
Percentage is equal to 13%;

          WHEREAS, the Borrower has heretofore made the following mandatory reductions of the Aggregate Loan
Commitment pursuant to Section 2.06(A) of the Original
Loan Agreement:

          (1) $4,000,000 of net mortgage loan proceeds of the permanent financing of the Napili Plaza project pursuant to Section 2.06(A)(4); and

          (2)  $3,000,000 pursuant to Section 2.06(A)(2);

and as a result thereof, as of the date of this Amendment and Restatement, the Aggregate Loan Commitment has been permanently reduced to be equal to $15,000,000, and the respective Individual Loan Commitments of the Lenders is as follows:

          (1) BOH's Individual Loan Commitment is equal to $6,750,000;

          (2) FHB's Individual Loan Commitment is equal to $6,300,000; and

          (3) CPB's Individual Loan Commitment is equal to $1,950,000;

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the respective meaning assigned thereto in the Original Loan Agreement;

          WHEREAS, the Borrower, the Lenders and the Agent have agreed to further amend the terms of the Original Loan Agreement, among other matters, to:

          (1) extend the "Revolving Loan Period" (sched-uled to expire on June 30, 1997) to and including
December 31, 1997;

          (2) provide for the availability of the Term
Loans on January 1, 1998 (subject to the satisfaction of certain terms and conditions), the principal of which Term Loans shall be payable in six semi-annual installments thereafter, and which shall mature on De-cember 31, 2000;

          (3) provide for a $4,000,000 cap on the manda-tory reduction of the Aggregate Loan Commitment from net sale proceeds of the sale of the Napili Plaza project or net mortgage loan proceeds from permanent financing of the Napili Plaza project;

          (4) change the interest rate applicable to out-standing principal of the Term Loans to be equal to (i) if the aggregate principal amount of the Term Loans outstanding on January 10, 1998 is equal to $15,000,000 or less, a floating rate per annum equal to the Base Rate plus 0.25%, and (ii) if the aggregate principal amount of the Term Loans outstanding on January 10, 1998 is greater than $15,000,000, a floating rate per annum equal to the Base Rate plus 0.50%;

          (5) reduce the commitment fee payable on the unused portion of the commitments of the Lenders to be equal to 0.25%;

          (6) amend certain financial covenants and nega-tive covenants of the Borrower; and

          (7) make certain conforming and other
amendments to the terms of the Original Loan Agreement;

          WHEREAS, in order to effect the foregoing amendments and to clarify the current terms of Original
Loan Agreement (in light of the various prior amendments and new amendments thereto), the Borrower, the Lenders and the Agent have agreed to amend and restate the Original Loan Agreement in its entirety, subject to the satisfaction of the conditions precedent set forth in
Section 3.02 hereof, all as set forth hereinbelow in this Amendment and Restatement;

          NOW, THEREFORE, in consideration of the pre-mises, the mutual covenants set forth herein and other good and valuable consideration, the receipt and suffi-ciency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree that effective on the Effective Date (as defined below), the terms and pro-visions of the Original Loan Agreement are amended and restated to read in their entirety as follows:


               I.  Additional Definitions
          As used in this Loan Agreement, each of the terms defined in this Article I shall have the meaning given to it in this Article I:

          1.01 "Agency Agreement" means the Agency Agree-ment dated as of March 1, 1993, among the Original
Lenders and the Agent, authorizing the Agent to act as agent in respect of the Loans, as amended from time to time.

          1.02 "Aggregate Loan Commitment" means, subject to reductions pursuant to the provisions of Section 2.06 of this Loan Agreement:

          (1) during the Initial Period, Forty Million
Dollars ($40,000,000); and

          (2) on and after each Commitment Reduction Date and until the next Commitment Reduction Date, if any, the Aggregate Loan Commitment after giving effect to the re-duction to occur on such Commitment Reduction Date."

On and as of the date of this Amendment and Restatement, the Aggregate Loan Commitment has been reduced to be equal to $15,000,000, subject to further permanent reduction in accordance with the terms hereof.

          1.03 "Business Day" means any day except a Sat-urday, Sunday or other day on which commercial banks in Hawaii are authorized by law to close.

          1.04 "Capital Expenditures" means all expendi-tures that, in accordance with generally accepted accounting principles consistently applied, should be capitalized on the accounting records of the Borrower and its Subsidiaries.

          1.05 "Cash Flow from Operating Activities" means, at any time, the consolidated cash flows of the Borrower and the Subsidiaries from operating activities, determined on a basis consistent with the basis used for the determination of the Statements of Cash Flows from Operating Activities as presented in the Borrower's 1991
Annual Report to its stockholders.

          1.06 "Commitment Reduction Date" means each of the following dates:

          (i) the earlier of (a) January 1, 1996 and (b) the date that the Aggregate Loan Commitment is reduced to $22,000,000 or less (the earlier of such dates is herein referred to as the `First 1996 Commitment Reduction
Date');

         (ii) December 31, 1996 (the `Second 1996 Com-mitment Reduction Date'); and

         (iii) each other date that the Aggregate Loan
Commitment is to be reduced pursuant to the provisions of
Section 2.06(A) of this Loan Agreement.

          1.07 "Consolidated Current Assets" and "Con-solidated Current Liabilities" mean, at any time, all as-sets or liabilities, respectively, that, in accordance with generally accepted accounting principles consis-tently applied, should be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of the Borrower and its Subsidiaries, except that "Consolidated Current Assets" shall not include growing crops and that "Consolidated Current
Liabilities" shall not include the aggregate outstanding principal amount of the Loans, together with accrued and unpaid interest thereon, at the time of determination.

          1.08 "Current Ratio" means, at any time, Con-solidated Current Assets divided by Consolidated Current
Liabilities.

          1.09 "Effective Date" shall have the meaning assigned thereto in Section 3.02 hereof.

          1.10 "Environmental Indemnification Agreement" means an Environmental Indemnification Agreement in the form of Exhibit A attached to the Original Loan
Agreement, made by the Borrower in favor of the Lenders, as amended from time to time.

          1.11 "Expiry Date"  means January 1, 1998.

          1.12 "Financial Statements" means the consol-idated balance sheets of the Borrower and its Subsidiaries and consolidated statements of income and retained earnings of the Borrower and its Subsidiaries and other financial statements (a) heretofore furnished to the Lenders, or any of them, and (b) to be furnished to the Lenders pursuant to the provisions of this Loan
Agreement.

          1.13 "Indebtedness for Borrowed Money" means any indebtedness or obligation or liability to repay borrowed monies, whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including, without limitation, all such indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse.

          1.14 "Individual Loan Commitment" means, subject to further reductions pursuant to the provisions of Section 2.06 of this Loan Agreement:

          (1) In respect of Bank of Hawaii, $14,000,000 during the Initial Period and on and after each Commitment Reduction Date and until the next Commitment
Reduction Date, if any, an amount equal to the difference of (x) Bank of Hawaii's Individual Loan Commitment immediately before giving effect to the reduction to occur on such Commitment Reduction Date, minus (y) the product of (i) the Aggregate Loan Commitment Reduction
Amount which is to occur on such Commitment Reduction
Date, multiplied by (ii) Bank of Hawaii's Individual Loan
Commitment Percentage. As of the date of this Amendment and Restatement, Bank of Hawaii's Individual Loan
Commitment is equal to $6,750,000, subject to further permanent reduction from time to time in accordance with the terms of this Loan Agreement.

          (2) In respect of First Hawaiian Bank,
$13,000,000 during the Initial Period and on and after each Commitment Reduction Date and until the next Commit-ment Reduction Date, if any, an amount equal to the dif-ference of (x) First Hawaiian Bank's Individual Loan Com-mitment immediately before giving effect to the reduction to occur on such Commitment Reduction Date, minus (y) the product of (i) the Aggregate Loan Commitment Reduction
Amount which is to occur on such Commitment Reduction
Date, multiplied by (ii) First Hawaiian Bank's Individual
Loan Commitment Percentage. As of the date of this Amendment and Restatement, First Hawaiian Bank's
Individual Loan Commitment is equal to $6,300,000, subject to further permanent reduction from time to time in accordance with the terms of this Loan Agreement.

          (3) In respect of Bank of America, National
Trust and Savings Association, $9,000,000 during the Ini-tial Period, as heretofore permanently reduced from time to time. Pursuant to the BOA Purchase, as described in the recitals of this Amendment and Restatement, BOA has no interest in, to or under the Loan Agreement or the other Loan Documents, and BOA's Individual Loan
Commitment is equal to zero ($0.00).

          (4) In respect of Central Pacific Bank,
$4,000,000 during the Initial Period and on and after each Commitment Reduction Date and until the next
Commitment Reduction Date, if any, an amount equal to the difference of (x) Central Pacific Bank's Individual Loan
Commitment immediately before giving effect to the reduction to occur on such Commitment Reduction Date, minus (y) the product of (i) the Aggregate Loan
Commitment Reduction Amount which is to occur on such Commitment Reduction Date, multiplied by (ii) Central
Pacific Bank's Individual Loan Commitment Percentage. As of the date of this Amendment and Restatement, CPB's
Individual Loan Commitment is equal to $1,950,000, subject to further permanent reduction from time to time in accordance with the terms of this Loan Agreement.

          1.15 "Individual Loan Commitment Percentage" means, in respect of Bank of Hawaii, originally 35%, and pursuant to the BOA Purchase, as described in the re-citals hereof, BOH's current Individual Loan Commitment
Percentage is 45.0%; in respect of First Hawaiian Bank, originally 32.5%, and pursuant to the BOA Purchase, as described in the recitals hereof, FHB's current
Individual Loan Commitment Percentage is 42.0%; in respect of Bank of America National Trust and Savings
Association, originally 22.5%, and pursuant to the BOA
Purchase, as described in the recitals hereof, BOA's current Individual Loan Commitment Percentage is 0.00%;
and in respect of Central Pacific Bank, originally 10.0%, and pursuant to the BOA Purchase, as described in the re-citals hereof, CPB's current Individual Loan Commitment
Percentage is 13.0%.

          1.16 "Initial Loan Period" means the period commencing on December 31, 1992 and ending on the first
Commitment Reduction Date to occur.

          1.17 "Investments" means all expenditures by the Borrower and its Subsidiaries, not reflected as Capital Expenditures in the Financial Statements, made for the purpose of acquiring, increasing or supplementing equity interests of any nature in partnerships, joint ventures, corporations, trusts, associations or other business entities, or in real property of any kind, and reflected as Investments in the Financial Statements.

          1.18 "KCA" means Kaahumanu Center Associates, a
Hawaii limited partnership which is organized between the Borrower or a wholly-owned Subsidiary thereof, as general partner, and the State of Hawaii Employee Retirement
System, as limited partner, for the purpose of acquiring, expanding and operating the Kaahumanu Shopping Center complex currently owned by the Borrower.

          1.19 "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

          1.20 "Lenders" is defined in the preamble of this Amendment and Restatement; provided, however, that as used hereinbelow, "Lenders" means (i) prior to the BOA
Purchase, BOH, FHB, BOA and CPB, and (ii) subsequent to the BOA Purchase, BOH, FHB and CPB.

          1.21 "Loan Agreement" means the Original Loan
Agreement, as amended and restated by this Amendment and Restatement, and as may be further amended from time to time.

          1.22 "Loan Documents" means this Loan
Agreement, the Notes, the Mortgage, the Environmental
Indemnity Agreement and the Additional Security Mortgage described in Section 5.01(B) of this Loan Agreement, in each case as originally executed and as thereafter amended, modified or restated from time to time in accordance with the respective terms thereof.

          1.23 "Loans" means all Revolving Loans and Term
Loans to be made to the Borrower pursuant to this Loan
Agreement.

          1.24 "Majority in Interest of the Lenders" means Lenders holding 100% of the aggregate principal amount of the Loans then outstanding hereunder (or if no Loans are at the time outstanding, Lenders having 100% of the Aggregate Loan Commitment).

          1.25 "Maturity Date" means December 31, 2000.

          1.26 "Mortgage" means a Mortgage and Security
Agreement in substantially the form of Exhibit B attached to the Original Loan Agreement, made by the Borrower, as Mortgagor, in favor of the Lenders, as Mortgagees, as originally executed and as thereafter amended or modified in accordance with its terms.

          1.27 "Net Profits" means, for any fiscal year, the consolidated, after-tax net profits of the Borrower and its Subsidiaries for such year, determined in accord-ance with generally accepted accounting principles con-sistently applied.

          1.28 "Net Worth" means, at any time, on a con-solidated basis for the Borrower and the Subsidiaries, their Net Worth as shown in the most recent Financial
Statements (provided, however, that for purposes of determining Net Worth under this Loan Agreement, the amount of any goodwill or debt discount carried as assets on such Financial Statements, trademarks, patents, copyrights, organizational expense and other similar intangible items shall be subtracted).

          1.29 "Notes" means, collectively, (i) the Re-volving Notes, as respectively amended from time to time and (ii) from and after the date of the making of the Term Loans, each of the Term Notes, as respectively amended from time to time.

          1.30 "Obligations" means, collectively, the ob-ligations of the Borrower to pay the principal of and in-terest on the Notes in accordance with the terms thereof and to satisfy all of the Borrower's other indebtedness, covenants, liabilities and obligations to the Lenders un-der the Loan Documents, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several.

          1.31 "Person" means any individual,
corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

          1.32 "Records" means correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language.

          1.33 "Recourse Debt" means, as to the Borrower or any Subsidiary, all items of indebtedness, obligation or liability for borrowed funds, whether now existing or hereafter incurred, matured or unmatured, direct or con-tingent, joint or several, including, but without limita-tion:

          (A)  All indebtedness for borrowed money
     guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

          (B) All indebtedness for borrowed money in ef-fect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (1) to purchase such indebtedness; or (2) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss;
     or (3) to supply funds to or in any other manner invest in the debtor; and

          (C)  All indebtedness for borrowed money
     secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance on property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed;

provided, however, the foregoing provisions to the con-trary notwithstanding, Nonrecourse Secured Debt shall not be considered Recourse Debt. For this purpose "Nonre-course Secured Debt" means all items of indebtedness in-curred by the Borrower or a Subsidiary for borrowed money, now existing or hereafter arising, secured by real or personal collateral and in respect of which the sole recourse of the holder of the debt instrument for payment of the indebtedness evidenced thereby is against the col-lateral for such indebtedness, and not against the obligor individually or the obligor's other assets.

          1.34 "Revolving Loans" means Loans requested by the Borrower pursuant to Section 2.03, below, and granted by the Lenders during the Revolving Loan Period (as that term is defined in Section 2.01, below).

          1.35 "Revolving Notes" means, collectively (i) originally, each of four Notes, executed by the Borrower pursuant to the Original Loan Agreement and payable indi-vidually to the order of an Original Lender, in each case, as amended from time to time, and (ii) from and after the Effective Date, each of the Notes, as here-tofore respectively amended, as respectively amended and restated by the three Amended and Restated Revolving
Notes (as defined in Section 3.02(a) hereof) to be executed by the Borrower pursuant to this Amendment and Restatement, and as may be further respectively amended from time to time.

          1.36 "Subsidiary" means any corporation of which more than 50% of the outstanding voting securities having ordinary voting power to elect a majority of the Board of Directors of such corporation shall, at the time of determination, be owned directly, or indirectly through one or more Subsidiaries, by the Borrower. A list of the currently-existing Subsidiaries is attached to the Original Loan Agreement as Exhibit H.

          1.37 "Term Loan" has the meaning given to it in
Section 2.01(b) of this Loan Agreement.

          1.38 "Term Notes" means, collectively, the three Term Notes to be executed by the Borrower and pay-able to the order of each Lender, individually, each in the form of Annex IV hereto, and completed in conformity with the provisions of this Loan Agreement.

          1.39 "Total Debt" means, as to the Borrower and all Subsidiaries, on a consolidated basis, all Indebted-ness for Borrowed Money, including, without limitation, all Recourse Debt and Nonrecourse Secured Debt, plus all lease obligations which are capitalized on the Borrower's and/or Subsidiaries' balance sheets in accordance with generally accepted accounting principles.


                     II.  The Loans

          2.01 General Terms. (a) Revolving Loans. On the terms and provisions and subject to the satisfaction of the conditions stated in this Loan Agreement, each Lender hereby severally agrees to make Loans to the Bor-rower, from time to time and at any time prior to the Ex-piry Date (the "Revolving Loan Period"), each in a principal amount equal to such Lender's Individual Loan
Commitment Percentage of the total amount to be borrowed on any occasion; provided, however, that (a) subject to the provisions of Section 2.06 of this Loan Agreement, the aggregate principal amount at any one time outstand-ing of all Loans hereunder shall not exceed the Aggregate
Loan Commitment (i.e., $40,000,000 at any one time out-standing during the Initial Period and, at any one time outstanding on and after each Commitment Reduction Date and until the next Commitment Reduction Date, if any, the Aggregate Loan Commitment after giving effect to the reduction to occur on such Commitment Reduction Date),
(b) no Lender shall be obligated to make Loans to the Borrower which shall exceed, in the aggregate principal amount at any one time outstanding, such Lender's Indi-vidual Loan Commitment, (c) each advance of Loan proceeds hereunder shall be made by the several Lenders ratably, in a principal amount equal to such Lender's Individual
Loan Commitment Percentage of the total amount to be borrowed on any occasion, (d) no Lender shall have any obligation or liability to the Borrower or any other
Person as a result of the failure of another of the Lenders to observe any of its obligations under this Loan
Agreement, and (e) no Lender (in its capacity as such) shall have any obligation or liability to the Borrower or any other Person as a result of the failure of the Agent to observe any of its obligations under this Loan Agree-ment or the Agency Agreement. During the Revolving Loan
Period the Borrower may borrow, repay without penalty or premium and reborrow hereunder, either the full amount of the Aggregate Loan Commitment then in effect or any lesser sum, provided that any borrowing hereunder shall be in an amount not less than $500,000, and an integral multiple of $100,000, and provided that any voluntary prepayment hereunder shall be in an amount not less than $250,000, and an integral multiple of $50,000. Principal of and interest on the Revolving Loans shall be paid by the Borrower at the times and in the manner stated in the Revolving Notes and in this Loan Agreement, including, without limitation, Section 2.07 and 2.08 below.

          (b) Term Loans. Subject to the satisfaction of all terms and conditions of this Loan Agreement, including, without limitation, Section 3.03 hereof, each Lender severally agrees to make a term loan ("Term Loan") to the Borrower on the Expiry Date, in an amount equal to the aggregate principal amount of the Revolving Loans then outstanding and owing by the Borrower to such Lender. The proceeds of each Term Loan to be made by each Lender shall be used to repay in full the Revolving
Loans outstanding with respect to such Lender on the date of the making of the Term Loan. Term Loans may not be reborrowed. Principal of and interest on the Term Loans shall be paid by the Borrower at the times and in the manner stated in the Term Notes and in this Loan
Agreement, including, without limitation, Section 2.07 and 2.08 below.

          2.02 Notes.  (a) Revolving Notes.  The
Borrower's obligation to pay the principal of, and inter-est on, all Revolving Loans made by each Lender shall be evidenced by a separate Revolving Note, executed by the Borrower and payable to the order of such Lender. Each
Revolving Note issued to a Lender shall (i) be payable to the order of such Lender and be dated the date of the initial borrowing of proceeds of Revolving Loans, (ii) be in the original principal amount of the Individual Loan
Commitment of such Lender, (iii) mature on the Expiry
Date, (iv) bear interest as provided in Section 2.07 hereof, (v) be repaid as provided in such Revolving Note and in Sections 2.07 and 2.08 hereof and (vi) be entitled to the benefits of this Loan Agreement.

          (b)  Term Notes.  Each Term Loan made by a
Lender to the Borrower shall be evidenced by a separate
Term Note, each executed by the Borrower and payable to the order of such Lender. Each Term Note issued to a Lender shall (i) be in the form of hereto with blanks appropriately completed in conformity with this Loan
Agreement, (ii) be dated the Expiry Date, (iii) be in the principal amount of the aggregate unpaid principal amount of all Revolving Loans then outstanding with respect to such Lender, (iv) bear interest as provided in Section
2.07 hereof, (v) be repaid as provided in such Term Note and in Sections 2.07 and 2.08 hereof, (vi) mature on the Maturity Date and (vii) be entitled to the benefits of this Loan Agreement.

          2.03 Requests for Revolving Loans. In respect of each Revolving Loan to be made pursuant to Section
2.01(a) of this Loan Agreement, the Borrower shall give to the Agent at least two full Business Days' prior tele-phonic notice of the Borrower's request therefor, in each case immediately followed by a confirmation in writing to the Agent, specifying the date of such Revolving Loan, which shall be a Business Day, and the principal amount of such Revolving Loan (which shall be not less than $500,000 and shall be in an integral multiple of $100,000).

          2.04 Disbursements.  During the Revolving Loan
Period the Agent will credit the proceeds of each Revolv-ing Loan to the Borrower's deposit account with Bank of Hawaii or, at the Borrower's request, disburse the pro-ceeds of such Revolving Loan to the order of the Borrower.

          2.05 Fees. (a) Initial Commitment Fees. As used in this Section 2.05(a), the term "Tranche A Commit-ment" means that portion of the Aggregate Loan Commitment which does not exceed $30,000,000 and the term "Tranche B
Commitment" means that portion of the Aggregate Loan Com-mitment which exceeds $30,000,000. Also for the purposes of this Section 2.05(a), all Revolving Loan proceeds not exceeding $30,000,000 at any one time outstanding shall be deemed to have been disbursed pursuant to the Tranche
A Commitment, and only those Loan proceeds which are in excess of $30,000,000 at any one time outstanding shall be deemed to have been disbursed pursuant to the Tranche
B Commitment.

     During the Revolving Loan Period prior to the date of this Amendment and Restatement, the Borrower shall pay to the Agent, for remittance to the Lenders, (a) commitment fees at the rate of one-half of one percent
(0.5%) a year on the average daily undisbursed amount of the Tranche A Commitment during each quarterly period or portion thereof, and (b) commitment fees at the rate of one-quarter of one percent (0.25%) a year on the average daily undisbursed amount of the Tranche B Commitment dur-ing each quarterly period or portion thereof; provided, however, that, in the event any Revolving Loan proceeds attributable to the Tranche B Commitment are disbursed at any time, the commitment fee rate which is payable in respect of the entire Tranche B Commitment shall be increased to the rate of one-half of one percent (0.5%) a year on the daily average undisbursed amount of the Tranche B Commitment, and such increased rate shall be effective for the period commencing on the date which is ninety calendar days preceding the date of disbursement of such Revolving Loan proceeds and shall continue to be effective thereafter until the aggregate outstanding principal amount of the Revolving Loans shall have been reduced to or below $30,000,000. All commitment fees provided for in this Section 2.05 shall be computed on the basis of a year of 365 days (or 366 days in leap years) and paid for the actual number of days elapsed.
Such commitment fee shall be payable quarterly, on the last day of each September, December, March and June, and also, in respect of additional fees payable pursuant to any retroactive increase in the commitment fee rate applicable to the Tranche B Commitment, within 30 days after the Agent's submittal to the Borrower of a bill therefor.

          (b) Amended Commitment Fee. With respect to the period from and after Effective Date until the Expiry
Date, the Borrower shall pay to the Agent for pro rata distribution to each Lender, a commitment fee on the average daily unutilized Aggregate Loan Commitment, computed at the rate of one-quarter of one percent
(0.25%) per annum computed on the basis of the actual number of days elapsed over a year of 365 or 366 days (as the actual case may be) and payable quarterly in arrears commencing on December 31, 1996, and thereafter, on the last day of each March, June, September and December prior to the Expiry Date and on the Expiry Date (or such earlier date as the Aggregate Loan Commitment shall be terminated).

          (c) Extension Fee. For and in respect of the extension of the Revolving Period effected by this Amend-ment and Restatement, the Borrower shall also pay to the Agent on or before the Effective Date for pro rata distribution to each Lender, an extension fee in the aggregate principal amount of $25,000.

          (d)  Agent's Fee.  For and in respect of the
services of the Agent to be rendered hereunder and under the Agency Agreement, the Borrower agrees to pay to the Agent the fee set forth in Section 5.01(N) hereof.

          2.06 Reductions of Commitment.

          A.  Mandatory Reduction.  On May 15, 1995, the
Aggregate Loan Commitment was reduced to $23,000,000; and on each Commitment Reduction Date thereafter, the Aggre-gate Loan Commitment shall be reduced to the amount set forth below with respect to such Commitment Reduction
Date:

          (1)  At the close of business on the First 1996
Commitment Reduction Date, the Aggregate Loan Commitment in effect at the opening of business on such date shall be reduced to Twenty-two Million Dollars
($22,000,000.00);

          (2)  At the close of business on the Second
1996 Commitment Reduction Date, the Aggregate Loan Com-mitment in effect at the opening of business on such date shall be reduced by Three Million Dollars
($3,000,000.00); and

          (3)  The Aggregate Loan Commitment in effect
shall be reduced by the close of business on the date of the earlier of (x) the date of the sale of the Napili
Plaza project in an amount equal to the net sale proceeds of such sale and (y) the date of any permanent financing of the Napili Plaza project in an amount equal to the net mortgage loan proceeds of such permanent financing, up to but not exceeding the sum of $4,000,000.

 The Borrower shall pay to the Lenders through the Agent no later than the close of business on each Commitment
Reduction Date, as a mandatory prepayment of the aggre-gate outstanding principal amount of the Loans, an amount equal to the difference between (I) the aggregate out-standing principal amount of the Loans, minus (II) the Aggregate Loan Commitment as so reduced.

          In addition to the foregoing, by the close of business on each date the Borrower or any Subsidiary receives any net sales proceeds (i.e., gross sales proceeds less closing costs acceptable to the Lenders) in respect of the sale of any real estate assets of the Borrower or any Subsidiary, the Borrower shall notify the Agent of such sale and the Borrower's receipt of such net sale proceeds and shall pay to the Lenders through the Agent 75% of the after-tax net proceeds so received by the Borrower as a mandatory payment of the outstanding principal amount of the Loans; provided, however, that such mandatory payments of principal shall not permanently reduce the Aggregate Loan Commitment.

          B. Voluntary Reduction. The Borrower shall have the right, at any time and from time to time, upon not less than one full calendar month's prior written no-tice to the Agent, to voluntarily reduce the amount of the Aggregate Loan Commitment, in any integral multiple of $1,000,000. Contemporaneously with each such voluntary reduction, the Borrower shall repay or prepay to the Lenders, through the Agent, the amount, if any, by which the then outstanding aggregate principal balance of the Loans exceeds the Aggregate Loan Commitment as so reduced.

          C. Effects of Reductions. After any such re-duction, (a) the commitment fees provided for in Section
2.05 of this Loan Agreement shall be calculated in respect of the Aggregate Loan Commitment as so reduced,
(b) the Individual Loan Commitments of each Lender shall be reduced pro rata in accordance with their respective
Individual Loan Commitment Percentage, which shall remain unchanged, and (c) the mandatory reduction described in subparagraph A above, and the notice of reduction described in subparagraph B above, each shall be irrevocable and the Aggregate Loan Commitment may not be thereafter increased without the written consent of all of the Lenders.

          2.07 Interest Rates and Payments of Interest.
Interest on the principal balance of the Loans shall ac-crue and be paid at the rates, at the times and in the manner stated in the Notes and as follows:

          (a) Revolving Period. Outstanding balances of principal of the Revolving Loans shall bear interest at the following rates per annum:

               (1)  During the period commencing on the
date of initial disbursement of proceeds of the Revolving
Loans, to and including December 31, 1993, a floating rate equal to the Base Rate in effect from time to time;

               (2)  During the period commencing on Janu-
ary 1, 1994 to and including May 15, 1995, a floating rate equal to one-half of one percentage point (0.5%), plus the Base Rate in effect from time to time;

               (3)  During the period commencing on May
15, 1995, to but not including the date (the "Interest
Reduction Date"), if any, that the Aggregate Loan
Commitment is reduced to $15,000,000.00 or less, a float-ing rate equal to one-quarter of one percentage point
(0.25%), plus the Base Rate in effect from time to time;
and

               (4)  During the period commencing on the
Interest Reduction Date, if any, to but not including that the date that the Revolving Loans are paid in full, a floating rate equal to the Base Rate in effect from time to time;

     During the Revolving Period, interest accruing on the principal balance of the Revolving Loans at the floating rate(s) per annum aforesaid shall be due and payable (i) quarterly in arrears on the last day of each March, June, September and December and (ii) at maturity
(whether by acceleration or otherwise).

          (b)  Term Loan Period.  In the event that the
Term Loans shall be made, during the period commencing on the Expiry Date, to and including the date that the Term
Loans are paid in full, (i) if the aggregate principal amount of the Term Loans outstanding on the Expiry Date is less than or equal to $15,000,000, a floating rate per annum equal to one-quarter of one percent (0.25%) plus the Base Rate in effect from time to time, or (ii) if the aggregate principal amount of the Term Loans outstanding on the Expiry Date is greater than $15,000,000, a floating rate per annum equal to one-half of one percent
(0.50%) plus the Base Rate in effect from time to time.

     From and after the date of the making of the Term
Loans, interest accruing on the principal balance of the Term Loans at the floating rate(s) per annum aforesaid shall be due and payable (i) quarterly in arrears on the last day of each March, June, September and December and
(ii) at maturity (whether by acceleration or otherwise).

          (c)  General.  With respect to all Loans:

               (1)  "Base Rate" means the primary index
rate established from time to time by Bank of Hawaii in the ordinary course of its business and with due consideration of the money market, and published by intrabank memoranda for the guidance of its loan officers in pricing all of its loans which float with the Base
Rate.

               (2)  Any floating rate of interest will
increase or decrease during the term of this Loan Agree-ment if there is an increase or decrease in the rate to which the floating rate is tied. If the rate to which the floating rate is tied is no longer available, the Agent will choose a new rate that is based on comparable information.

               (3)  Interest shall be computed on the ba-
sis of the actual number of days elapsed between payments and on the basis of a 365-day year (or, in leap years, on the basis of 366-day year).

               (4)  In computing interest on each Loan,
the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, such day shall nevertheless be included in computing interest thereon.

               (5)  In no event shall the Borrower be ob-
ligated to pay any amount under this Agreement that ex-ceeds the maximum amount allowable by law. If any sum is collected in excess of the applicable maximum amount al-lowable by law, the excess collected shall, at the Lend-ers' discretion, be applied to reduce the principal bal-ance of the Loans or returned to the Borrower.

               (6)  The foregoing rates of interest shall
be subject to the provisions of Section 6.02(c) hereof relating to the Default Rate upon the occurrence and dur-ing the continuance of an Event of Default.

          2.08 Payments and Prepayments of Principal.

          (a) Revolving Loans. The principal of the Re-volving Loans shall be due and payable as set forth in
Section 2.06 hereof with respect to mandatory reductions of principal. In addition, on the Expiry Date (or such earlier date on which the Aggregate Loan Commitment shall be terminated), the outstanding principal balance of all Revolving Loans shall be due and payable.

          (b)  Term Loans.  The principal of the Term
Loans shall be due and payable as set forth in Section
2.06 hereof with respect to mandatory reductions of prin-cipal. In addition, the outstanding principal balance of the Term Loans shall be repaid in six equal semi-annual installments, each of which shall be in an amount equal to the lesser of (1) the product of the aggregate outstanding principal balance of the Term Loans, multiplied by 1/6, or (2) the then outstanding principal balance of the Term Loans. On the Maturity Date, the entire principal balance of the Term Loans shall be due and payable.

          (c)  General.

               (1)  Principal balances outstanding under
the Notes shall be paid, and may be prepaid without pen-alty or premium, in the amounts, at the times and in the manner stated herein and in the Notes. No payment or prepayment of principal under any of the Notes shall be made without a concurrent payment or prepayment of principal under the other Notes, and all principal amounts paid or prepaid on the Notes shall be shared among the Lenders pro rata, in accordance with their respective Individual Loan Commitment Percentages.
Payments and prepayments of principal, during the Revolving Loan Period, shall be in amounts not less than $250,000, and in integral multiples of $50,000.

               (2)  If any payment under this Agreement
is not made when due, the Borrower will pay to the Agent for pro rata distribution to the Lenders (or for the sole account of Agent to the extent relating to a payment not to be distributed to the Lenders) a late charge in respect of that payment, in the amount of 5% of the overdue payment.

          2.09 Sums Payable to the Lenders. The Agent shall send to the Borrower, from time to time, statements of all amounts due under the Notes and other Loan Docu-ments, which statements shall be considered correct and conclusively binding on the Borrower, absent manifest er-ror, unless the Borrower notifies the Agent to the con-trary within 30 Business Days of its receipt of any statement which it deems to be incorrect. The records of the Agent evidencing the date of disbursement and principal amount of each Loan and the amounts of all repayments of principal and payments of interest on each Loan shall constitute prima facie evidence of the making and repayment of such Loans and of the payment of such interest. However, the Agent's making of erroneous notations in its records shall not affect the Borrower's obligation to repay the outstanding balance of principal under a Loan, and accrued interest thereon, as provided in this Loan Agreement. All sums payable to the Lenders under the Notes and other Loan Documents shall be paid directly to the Agent in its capacity as such, not later than 10:00 a.m. (Honolulu time) on the date when due, in immediately available funds. Alternatively, at its sole discretion, the Agent may charge against any deposit account which the Borrower maintains with the Agent all or any part of any amount due under the Notes and other
Loan Documents.

          2.10 Payment Dates. Whenever any payment of principal of, or interest on, any Loan or of any commit-ment fee shall be due on a day which is not a Business
Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest shall be payable for such extended time.

          2.11 Funding Loss and Yield Protection Provi-sions.

          (a)  Change in Legality; Additional Costs to
Lenders. If after the date of this Loan Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall, with respect to the Lenders, or any of them, (i) change the basis of taxation of payments to the Lenders, or any of them, or the principal or interest on the Loans under this Loan Agreement, (ii) impose, modify or hold applicable any fees, reserve requirements, spe-cial deposits or any costs to the Lenders, or any of them, in respect of the Loans, or (iii) cause a reduction in the amount of any sum received or receivable here-under; then, and in any such event, the Borrower shall pay to the Agent, on demand, for distribution to such Lender(s), such additional amounts as will compensate such Lender(s) on an after-tax basis for such cost or reduction incurred; provided, however, that the Borrower shall not be obligated directly or indirectly to pay for federal or state income taxes measured or levied generally upon the net income of any Lender. The Lenders may use any reasonable method in calculating their ad-ditional costs under this Section, which calculation shall be conclusive absent manifest error.

          (b) Capital Requirements. If the Lenders, or any of them, shall determine that compliance with any law, regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) would result in an increase in the amount of capital required or expected to be maintained by such Lender(s) or any corporation controlling such Lender(s), and that such increase is based upon the existence of such Lender's commitment hereunder and other commitments of this type, then, and in any such event, the Borrower shall pay the Agent as an additional fee, from time to time on demand, for distribution to such Lender(s), such amount(s) as such Lender(s) shall determine to be the amount(s) that will compensate it or them or such other corporation for any reduction in the rate of return on such capital. A cer-tificate as to the amount of compensation, submitted to the Borrower by the affected Lender(s), shall be conclusive and binding for all purposes absent manifest error.


               III.  Conditions Precedent

          3.01 Documents Required. The Lenders shall have no several obligations to make disbursements of Loans pursuant to the provisions of this Loan Agreement, unless and until the Lenders (through the Agent) shall have received such executed originals or certified copies of each of the following instruments as the Lenders
(through the Agent) may have reasonably requested, in each case in form and substance acceptable to the Lenders and their respective legal counsel:

          (A) This Loan Agreement, the Notes, the Mort-gage, an Additional Security Mortgage in the form of Ex-hibit G attached to the Original Mortgage, UCC Financing
Statements describing the security interests created by the Mortgage and Additional Security Mortgage, and the Environmental Indemnity Agreement;

          (B)  The Agency Agreement;

          (C)  A certificate signed by the Borrower's
corporate secretary, certifying to the Lenders and Agent:
(1) as to the adoption of Resolutions of the Borrower's
Board of Directors authorizing the execution, delivery and performance of the Loan Documents and all other documents to be delivered by the Borrower pursuant to this Loan Agreement; (2) as to the incumbency and signatures of the officers of the Borrower signing the Loan Documents, and each other document to be delivered by the Borrower pursuant to this Loan Agreement; and (3) that the Articles of Incorporation and By-Laws of the Borrower, true copies of which have been attached to such certification, have not been amended since the date of such delivery;

          (D) A certificate of the Director of Commerce and Consumer Affairs of the State of Hawaii, evidencing the good standing of the Borrower in the State of Hawaii;

          (E) A written opinion of independent counsel to the Borrower, addressed to the Lenders, stating that:

               (1)  The Borrower and the Subsidiaries are
corporations duly organized, validly existing and in good standing under the Laws of the State of Hawaii and are duly qualified and in good standing as foreign corpora-tions in all jurisdictions wherein the nature of their businesses or the properties owned by them make such qualification necessary;

               (2)  The Borrower has the corporate power
and authority to execute and deliver the Loan Documents, to borrow money hereunder, and to perform the Obligations;

               (3)  All corporate action required to be
taken by the Borrower to enter into the transactions con-templated by this Loan Agreement has been duly taken, and all consents and approvals of all Persons, necessary to the validity of the Loan Documents, and each other docu-ment to be delivered by the Borrower hereunder have been duly obtained, and the Loan Documents and such other documents do not conflict with any provision of the Articles of Incorporation or By-Laws of the Borrower, or of any applicable Laws or any other agreement binding upon the Borrower or its property of which such counsel has knowledge and the Borrower's execution, delivery and performance of the Loan Documents do not require the consent or approval of any governmental body or regulatory authority;

               (4)  The Loan Documents and all other
documents required to be delivered by the Borrower pur-suant to the provisions of this Loan Agreement have been duly executed by, and each is a valid and binding obliga-tion of, the Borrower, enforceable in accordance with its terms;

               (5)  Kapalua Land Company, Ltd. ("KLC")
has the corporate power and authority to execute and deliver the Additional Security Mortgage, all corporate action required to be taken by KLC in respect of its execution and delivery of the Additional Security
Mortgage has been duly taken, and the Additional Security
Mortgage has been duly executed and delivered by KLC and is a valid and binding obligation of KLC, enforceable in accordance with its terms; and

               (6)  Such counsel is without any knowledge
of any matters contrary to the representations and war-ranties contained in Section 4.01 of this Loan Agreement;
and

          (F)  A certificate dated the date of this Loan
Agreement and signed by the President or an Executive
Vice President of the Borrower, certifying to the Lenders and Agent that:

               (1)  The representations and warranties
contained in Section 4.01 of this Loan Agreement are true on and as of such date; and

               (2)  No Event of Default under this Loan
Agreement, and no event which, with the giving of notice or passage of time, or both, would become such an Event of Default, has occurred on and as of such date;

          (G)  Evidence that the Revolving and Term Loan
Agreement dated as of December 27, 1990, as amended by instruments dated as of December 31, 1991 and March 31, 1992, among Bank of Hawaii, First Hawaiian Bank and Bank of America National Trust and Savings Association
(successor-in-interest to Security Pacific National
Bank), as Lenders, Bank of Hawaii, as Agent, and the Borrower, together with the Notes and Agency Agreement therein described, have been terminated, and that all Loans and all other indebtedness of the Borrower thereunder have been repaid or paid in full (or that arrangements, acceptable to the Lenders and Agent thereunder, the Lenders and Agent hereunder, and the Borrower, have been made for the repayment of said Loans and the payment of all such other indebtedness from the proceeds of the initial Loans under this Loan Agreement);
and

          (H)  Evidence that the Mortgage and Additional
Security Mortgage have been recorded in the Bureau of Conveyances of the State of Hawaii (and, if appropriate, filed in the Office of the Assistant Registrar of the Land court of Hawaii), that the related UCC Financing
Statements have been filed in said Bureau, and that the Lenders hold a first mortgage lien on and first security interest in all properties described in and purported to be encumbered by the Mortgage and Additional Security
Mortgage, subject to no liens or encumbrances other than those noted in (or authorized by) the Mortgage.

     In addition to the foregoing conditions precedent, the following conditions shall have been satisfied:

          (I) At the time of the initial disbursement of Loan proceeds under this Loan Agreement, the Borrower shall have paid to the Lenders, through the Agent, a $75,000 Loan extension fee.

          (J) At the time of the initial disbursement of Loan proceeds under this Loan Agreement and of each sub-sequent disbursement of Loan proceeds under this Loan
Agreement:

               (1)  No Event of Default under this Loan
Agreement shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time, or both, would become such an Event of Default;

               (2)  The Agent shall have received a tele-
phonic request for such disbursement pursuant to Section
2.03 of this Loan Agreement, immediately followed by con-firmation in writing signed by an authorized officer of the Borrower;

               (3)  The representations and warranties
contained in Section 4.01 of this Loan Agreement shall be true on and as of the date of such disbursement with the same force and effect as if made on and as of such date;

               (4)  The Lenders shall have remitted to
the Agent the Lenders' respective pro rata shares of the disbursement then due; and

               (5)  All legal matters incidental to such
disbursement shall be satisfactory to the Agent's counsel.

     The parties hereto acknowledge that the foregoing conditions precedent set forth in this Section 3.01 have heretofore been satisfied with respect to the initial disbursement of Loan proceeds.

          3.02 Conditions Precedent to Effective Date of
Amendment and Restatement. Notwithstanding anything herein to the contrary, the effectiveness of the amendment and restatement of the Original Loan Agreement in accordance with the terms of this Amendment and Restatement, is subject to the satisfaction of all of the following conditions, and on the date of the satisfaction of such conditions (the "Effective Date"), the Original
Loan Agreement shall be deemed amended and restated as set forth herein:

          (a) Documents Required. The Agent shall have received, in each case in form and substance satisfactory to the Agent and the Lenders, such fully executed origi-nals or certified copies as the Agent and the Lenders may have requested of each of the following, in each case as amended through the Effective Date:

               (1)  Loan Documents.  This Amendment and
Restatement, and three separate Amended and Restated Re-volving Notes in the form of Annex I, Annex II and Annex
III, respectively (each called an "Amended and Restated
Revolving Note" and collectively called the "Amended and Restated Revolving Notes"), each executed by the Borrower and completed in conformity with the provisions of this Amendment and Restatement;

               (2)  Consents and Authority.  Evidence
that the Borrower has obtained all necessary and appropriate authority, approvals and consents to execute, deliver and perform the terms of (i) this Amendment and Restatement and the Amended and Restated Revolving Notes
(collectively called the "Amending Documents") and (ii) the Loan Documents, as amended and restated by the Amending Documents, including, without limitation, certified resolutions of the Borrower as to such author-ity.

          (b)  Certain Other Events.  On the Effective
Date:

               (1)  No event shall have occurred and be
continuing that (i) constitutes an Event of Default, or
(ii) with the giving of notice or passage of time, or both, would constitute such an Event of Default (a "De-fault").

               (2)  The representations and warranties
contained in Section 4.01 of this Loan Agreement shall be true on and as of the Effective Date with the same force and effect as if made on the Effective Date, other than as previously disclosed to the Agent with respect to the representations and warranties set forth in Section
4.01(F) and (K) hereof.

               (3)  No material adverse change shall have
occurred in the financial condition of the Borrower since the date of the most recent of the Borrower's financial statements submitted to the Agent.

               (4)  The Borrower shall have delivered to
the Agent and the Lenders a certificate dated the Effec-tive Date, signed by the President or an Executive Vice
President of the Borrower, certifying to the Agent and the Lenders the matters set forth in clauses (1) and (2) of Section 3.01(F) of this Loan Agreement.

               (5)  All legal matters incidental to the
closing shall be satisfactory to legal counsel for the Agent and each Lender.

          (c) Interest and Other Charges. On the Effec-tive Date, the Borrower shall have paid to the Agent (i) the $25,000 extension fee referred to in Section 2.05(c) hereof, and (ii) all sums of accrued interest and other fees and charges then outstanding under the Loan Docu-ments.

     On the Effective Date, subject to the satisfaction of the foregoing conditions, the Original Loan Agreement and each of the Revolving Notes shall be deemed amended and restated in accordance with the provisions of this Amendment and Restatement and the Amended and Restated
Revolving Notes, with the force and effect set forth in
Section 7.18 hereof.

          3.03 Conditions to Term Loans. The obligation of the Lenders to make their respective Term Loans to the Borrower on the Expiry Date shall be subject to the satisfaction of the following conditions precedent:

          (a) Term Notes. The Borrower shall have ex-ecuted and delivered to the Agent for distribution to the Lenders each of the Term Notes;

          (b)  Defaults and Events of Default.  No
Default or Event of Default under this Loan Agreement shall have occurred and be continuing;

          (c)  Representations and Warranties.  The
representations and warranties contained in Section 4.01 of this Loan Agreement shall be true on and as of the Expiry Date with the same force and effect as if made on the Expiry Date;

          (d) Certificate. The Borrower shall have de-livered to the Agent and the Lenders a certificate dated the Expiry Date, signed by the President or an Executive
Vice President of the Borrower, certifying to the Agent and the Lenders the matters set forth in clauses (1) and
(2) of Section 3.01(F) of this Loan Agreement; and

          (e) Illegality. The making of the Term Loans shall not have been rendered illegal by any of the Laws applicable thereto.

     If such conditions shall not have been satisfied on Expiry Date, all outstanding principal together with ac-crued and theretofore unpaid interest on the Revolving
Loans and all other amounts due to the Lenders under the Loan Documents shall be paid in full on the Expiry Date.


           IV.  Representations and Warranties

          4.01 Original. To induce the Lenders to enter into this Loan Agreement, the Borrower represents and warrants to the Lenders as follows:

          (A) The Borrower and the Subsidiaries are cor-porations duly organized, validly existing and in good standing under the Laws of Hawaii; the Borrower and the Subsidiaries have the lawful corporate power and adequate authority, rights and franchises to own or lease their respective properties and to engage in the businesses they each conduct, and each is duly qualified and in good standing as a foreign corporation in each jurisdiction, if any, wherein the nature of the business transacted by it or property owned by it makes such qualification necessary;

          (B)  The execution and performance of the Loan
Documents will not immediately, or with the passage of time or the giving of notice, or both:

               (1)  Violate the Articles of Incorporation
or By-Laws of the Borrower, or violate any Laws or breach or result in a default under any contract, agreement, or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its property is bound, or require the consent or approval of any governmental office or official; or

               (2)  Result in the creation (or an obliga-
tion to create) or imposition of any security interest in, or lien or encumbrance on, any of the assets of the Borrower or any Subsidiary, other than the liens or security interests intended to be created by the Mortgage and by the Additional Security Mortgage described in
Section 5.01(B) of this Loan Agreement;

          (C) The Borrower has the corporate power and authority to execute and deliver the Loan Document and to incur and perform the Obligations, and has taken all cor-porate action necessary to authorize the execution, delivery, and performance of the Loan Documents;

          (D)  The Borrower's execution, delivery and
performance of the Loan Documents do not require the consent or approval of any governmental body or other regulatory authority;

          (E) This Loan Agreement is, and the remainder of the Loan Documents when executed and delivered will be, the legal, valid and binding obligations of the Borrower, and enforceable in accordance with their respective terms;

          (F) All Financial Statements heretofore fur-nished by the Borrower to the Lenders, including any schedules and notes pertaining thereto, were prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly presented the financial condition of the Borrower and its Subsidiaries at the dates thereof and the results of operations for the periods covered thereby, and as of the date of this Loan Agreement there have been no material adverse changes in the consolidated financial condition or business of the Borrower and its Subsidiaries from September 30, 1992;

          (G)  Except as otherwise permitted by this Loan
Agreement, the Borrower and its Subsidiaries have filed all federal, state and local tax returns and other reports they were required by Laws to have filed prior to the date of this Loan Agreement and which are material to the conduct of their respective businesses, have paid or caused to be paid all taxes, assessments and other governmental charges that were due and payable prior to the date of this Loan Agreement, and have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; and the Borrower has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any taxes, assessments or charges not provided for on its books;

          (H) Except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower or any Subsidiary or have a materially adverse effect on the financial condition of the Borrower or any Subsidiary, the Borrower and its Sub-sidiaries have complied with all applicable Laws in re-spect of: (1) restrictions, specifications, or other re-quirements pertaining to products that the Borrower or any Subsidiary grows, manufactures or sells or to the services each performs; (2) the conduct of their respec-tive businesses; and (3) the use, maintenance, and oper-ation of the real and personal properties owned or leased by them in the conduct of their respective businesses;

          (I) There are no chemical substances, pollut-ants, contaminants or hazardous or toxic substances, materials or wastes (collectively, "hazardous materials") at any premises owned, leased, operated, controlled or used by the Borrower or any of the Subsidiaries where such could reasonably be expected to have a materially adverse effect on the operations or financial condition of the Borrower and the Subsidiaries or the Borrower's ability to repay the Loans, and the Borrower and the Subsidiaries do not manufacture, process, distribute, use, treat, store, dispose of, transport or handle hazardous materials in such a manner as to create expectations of such a materially adverse effect on the operations or financial condition of the Borrower and the Subsidiaries or the Borrower's ability to repay the Loans;

          (J)  The Borrower has no Subsidiaries other
than those listed in Exhibit H, attached to the Original
Loan Agreement;

          (K) No litigation or other proceeding is pend-ing or threatened against the Borrower or any of its Sub-sidiaries or any of their respective properties which, if determined adversely to the Borrower or any such Subsid-iary, would have a materially adverse effect on the con-solidated financial condition or business prospects of the Borrower and its Subsidiaries;

          (L) Neither the execution of this Loan Agree-ment nor the Borrower's use of proceeds of the Loans will constitute a violation of any of Regulations G, T and U of the Board of Governors of the Federal Reserve System or any interpretations thereof or rulings thereunder;

          (M)  The Borrower and its Subsidiaries have
good and marketable title to all of their respective assets, subject only to such exceptions or encumbrances as do not materially adversely affect either the consolidated financial conditions of the Borrower and its Subsidiaries as currently reflected in the Financial
Statements or the conduct of the businesses of the Borrower and its Subsidiaries;

          (N) All Defined Benefit Pension Plans, as de-fined in the Employee Retirement Income Security Act of
1974, as amended ("ERISA"), of the Borrower and each Sub-sidiary meet the minimum funding standards of 302 of ERISA, and no Reportable Event or Prohibited Transaction, as defined in ERISA, has occurred in respect of any such Plan;

          (O) No representation or warranty by the Bor-rower contained in this Loan Agreement or in any certif-icate or other document furnished by the Borrower pursuant to this Loan Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made; and

          (P) Neither the Borrower nor any Subsidiary is subject to provisions of the Investment Company Act of 1940, provisions of the Public Utility Holding Company
Act of 1935, provisions of the Interstate Commerce Act or provisions of any other statute or regulation which restrict the execution or performance of this Loan
Agreement or the Notes by the Borrower.

          4.02 Survival. All representations and war-ranties stated above in Section 4.01 shall survive until all the Obligations shall have been satisfied in full.


              V.  The Borrower's Covenants

          The Borrower covenants to and agrees with the Lenders that, so long as any of the Obligations shall re-main unsatisfied or any commitments hereunder remain out-standing, the Borrower will comply, and will cause its Subsidiaries to comply, with the following covenants:

          5.01 Affirmative Covenants.

          (A) The Borrower will furnish to the Lenders, through the Agent:

               (1)  Within 60 days after the close of
each quarterly accounting period in each fiscal year:
(a) a consolidated statement of Net Worth and a con-solidated statement of cash flow of the Borrower and its Subsidiaries for such quarterly period; (b) a consoli-dated income statement of the Borrower and Subsidiaries for such quarterly period; (c) a consolidated balance sheet of the Borrower and Subsidiaries as of the end of such quarterly period; (d) a certification by the Borrower's chief financial officer, in reasonable detail, evidencing the Borrower's compliance at the end of such quarterly accounting period with the covenants contained in Sections 5.01 and 5.02 of this Loan Agreement; (e) summary schedules of income and cash flow for the Borrower's resort division and pineapple division and Kaahumanu Center, all in reasonable detail, subject to year-end audit adjustments and certified by the Borrower's President or principal financial officer to have been prepared in accordance with generally accepted accounting principles consistently applied by the Borrower and Subsidiaries, except for any inconsistencies explained in such certificate; and (f) a written summary
(in reasonable detail) of all projects approved by the Borrower or any of its Subsidiaries during such quarterly period which are reasonably expected to involve Capital
Expenditures exceeding $1,000,000;

               (2)  Within 90 days after the close of
each fiscal year:  (a) a consolidated statement of Net
Worth and a consolidated statement of cash flow of the Borrower and its Subsidiaries for such fiscal year; (b) a consolidated income statement of the Borrower and Subsidiaries for such fiscal year; (c) a consolidated balance sheet of the Borrower and Subsidiaries as of the end of such fiscal year (all of the aforementioned finan-cial statements to be certified to without qualification by independent certified public accountants selected by the Borrower); (d) summary schedules of income and cash flow for the Borrower's resort division, pineapple division and Kaahumanu Center; (e) detailed statements of Capital Expenditures and Investments made or incurred in such fiscal year, all of the foregoing to be in reasonable detail, including all supporting schedules and comments; and (f) a certification by the chief financial officer of the Borrower, in reasonable detail, evidencing the Borrower's compliance at the end of such fiscal year with the covenants contained in Sections 5.01 and 5.02 of this Loan Agreement;

               (3)  By December 1 of each year, (a)
copies of the Borrower's three-to-five year summary forecast of income and cash flow for the Borrower's resort division, pineapple division and Kaahumanu Center, and (b) a Capital Expenditure and Investment forecast for each such division;

               (4)  Promptly after the sending or making
available or filing of the same, copies of all reports, proxy statements and financial statements that the Bor-rower sends or makes available to its stockholders and all registration statements and reports that the Borrower files with the Securities and Exchange Commission or any successor Person; and

               (5)  Within 60 days following the close of
each quarterly accounting period subsequent to the organization of KCA, statements of KCA's net worth at the end of such period and cash flow for such period, KCA's income statement for such period, and KCA's balance sheet as of the end of such period, in reasonable detail, certified to by KCA's chief financial officer.

          (B) On or before March 31, 1993, the Borrower will execute and deliver to the Lenders an Additional Se-curity Mortgage, in substantially the form of the Mort-gage attached to the Original Loan Agreement as Exhibit
B, constituting a first mortgage lien on the "Village
Golf Course" properties currently owned by the Borrower, and will cause said Additional Security Mortgage (and a related UCC Financing Statement to be executed by the Borrower) to be duly recorded in the Bureau of Conveyances of the State of Hawaii (and, if appropriate, filed in the Office of the Assistant Registrar of the Land Court of Hawaii), and will provide to the Lenders evidence (which may be in the form of an opinion of Borrower's independent legal counsel) that the properties encumbered by said Additional Security constitute one or more duly subdivided lots, capable of being mortgaged in compliance with applicable subdivision laws and ordinances.

          (C)  The Borrower and its Subsidiaries will
maintain their real estate and other properties in good condition and repair (normal wear and tear excepted), and will pay and discharge or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same, and will pay or cause to be paid all of their in-debtedness as it becomes due, except as otherwise permit-ted by Section 5.01(E) of this Loan Agreement.

          (D)  The Borrower and its Subsidiaries will
maintain, or cause to be maintained, public liability in-surance and fire and extended coverage insurance on all assets owned or leased by them, all in such form and amounts as are consistent with industry practices. The
Borrower and its Subsidiaries may procure any such insur-ance from any insurance company or companies authorized to do business in Hawaii.

          (E) The Borrower and its Subsidiaries will pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon them or on any of their property or which any of them is required to withhold and pay over, except where contested in good faith by appro-priate proceedings with adequate reserves therefor having been set aside on their books, and the Borrower will pay all governmental charges or taxes (except income, fran-chise or similar taxes) at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Loan Agreement and the Notes by reason of any existing or hereafter enacted federal or state statute.

          (F)  The Borrower will maintain:

               (1)  At all times on and after January 1,
1994, a Current Ratio of not less than 1.90;

               (2)  A Recourse Debt/Net Worth Ratio of
not more than (a) 0.80 at December 31, 1995, March 31,
1996, and September 30, 1996, and (b) 0.70 at
December 31, 1996 and thereafter (for the purposes of this covenant, KCA's debt approved by the Lenders pur-suant to the last sentence in Section 5.02(I) of this Loan Agreement, and any KCA debt which is nonrecourse to the Borrower, shall be disregarded); and

               (3)  A minimum Net Worth of at least (a)
$57,000,000 at December 31, 1995, and thereafter, (b) an amount equal to the sum of (i) $57,000,000, plus (ii) 50% of the cumulative net profits (but no the net losses) of the Borrower.

          (G)  The Borrower and its Subsidiaries will,
when requested so to do, make available for inspection by the Agent's duly authorized representatives any of their properties and Records, and will furnish to the Lenders
(through the Agent) any information regarding their busi-ness affairs and financial condition within a reasonable time after written request therefor.

          (H)  The Borrower and its Subsidiaries will
take all necessary steps to preserve their respective corporate existences and to comply with all present and future Laws applicable to them in the operation of their respective businesses and to comply with all material agreements to which they are subject (the foregoing to the contrary notwithstanding, the Borrower shall have the right to dissolve or liquidate such of its Subsidiaries as its management may determine to dissolve or liquidate in the exercise of sound business judgment).

          (I) The Borrower will give immediate written notice to the Agent, in reasonable detail, of the occur-rence of any event in respect of which a report on Form
8-K should be filed by the Borrower with the Securities and Exchange Commission.

          (J) The Borrower will notify the Agent imme-diately if the Borrower becomes aware of the occurrence of any Event of Default under this Loan Agreement or of any fact, condition or event that only with the giving of notice or passage of time, or both, could become such an Event of Default, or of the failure of the Borrower or any Subsidiary to observe any of their respective undertakings under this Loan Agreement.

          (K)  The Borrower and its Subsidiaries will:
(1) fund all their Defined Benefit Pension Plans in ac-cordance with no less than the minimum funding standards of 302 of ERISA; and (2) promptly advise the Agent of the occurrence of any Reportable Event or Prohibited Transac-tion in respect of any such Plan.

          (L)  If the Borrower or any of its
Subsidiaries, during the Term Loan period, or during the continuance of an Event of Default, or at any other time following the Agent's notification to the Borrower that the provisions of this Section 5.01(L) shall be operative, sell real estate assets worth more than $1,000,000, in a single transaction or in a series of related transactions, the Borrower will apply 75% of the net cash proceeds of the sale(s), after applicable income taxes arising out of the sale(s), to the repayment of the Loans promptly upon receipt of such net sales proceeds in cash. The provisions of this Section 5.01(L) shall not apply to the disposition of the proceeds of the Borrower's sale of its West Maui Airport in October,
1992, and a Kahana property in November, 1992, heretofore disclosed in writing to the Lenders.

          (M)  The Borrower will, on or before Decem-
ber 31, 1993, (a) cause KCA to be organized and contribute to KCA all of the Borrower's right, title and interest in and to "KSC" and the "Additional Parcel," as those terms are defined in Section 5.02(A) hereof, and
(b) cause KCA to obtain and have in place appropriate construction financing for KCA's proposed expansion of the Kaahumanu Shopping Center complex, on terms and conditions acceptable to the Lenders.

          (N) The Borrower will pay to the Agent, on (or at the Borrower's option before) July 1 of each year, a $25,000 Agent's Fee for services rendered and to be ren-dered by the Agent under the Agency Agreement.

          5.02 Negative Covenants.

          (A)  Neither the Borrower nor any Subsidiary
will enter into any merger, consolidation, reorganization or recapitalization, or reclassify its capital stock, or substantially change the nature of its business as now conducted, except that (1) any wholly-owned Subsidiary may merge with any other Subsidiary provided said wholly-owned Subsidiary is the surviving entity, (2) any Subsidiary may merge with the Borrower provided the Borrower is the surviving entity, (3) the Borrower and any wholly-owned Subsidiary may make contributions to the capital of, and receive dividends from, wholly-owned
Subsidiaries, and (4) the Borrower may cause KCA to be organized between the Borrower or a wholly-owned Sub-sidiary thereof and the State of Hawaii Employee Retire-ment System ("ERS"), and the Borrower may contribute to the capital of KCA all of the Borrower's right, title and interest in and to the Kaahumanu Shopping Center ("KSC") and the adjacent 8.4-acre parcel ("Additional Parcel"), provided that the Borrower or said wholly-owned
Subsidiary shall retain at all times not less than a 50% general partnership interest in KCA.

          (B)  Neither the Borrower nor any Subsidiary
will sell, transfer, lease or otherwise dispose of all or (except in the ordinary course of business as now con-ducted or except as contemplated by clause (4) of Section
5.02(A), above) any material part of its assets unless, in respect of such sale or other disposition, the Borrower shall have complied with all applicable require-ments stated above in Section 5.01(L) of this Loan
Agreement.

          (C) The Borrower will not declare or pay any dividends, or make any other payment or distribution on account of its capital stock, except that the Borrower may declare and pay cash dividends for and in respect of the third and fourth quarters of 1996, provided that (i) dividends paid for the third quarter of 1996 do not exceed 30% of Net Profits through the first three quarters of 1996 and (ii) cumulative dividends paid in respect of the third and fourth quarters of 1996 do not exceed 30% of Net Income for 1996.

          (D) Neither the Borrower nor any Subsidiary will make any Capital Expenditures or any Investments, or both, in any of the fiscal years listed below in column
(a) which, together with all other Capital Expenditures and Investments made by the Borrower and its Subsidiaries in any such fiscal year, will exceed in the aggregate the amount shown opposite such fiscal year listed below in column (b):

           (a)                     (b)
          1992                $14.0 Million
          1993                $13.0 Million
          1994                $11.0 Million
          1995                $10.0 Million
          1996                $ 8.5 Million
          1997                $10.0 Million
          thereafter          $ 9.0 Million

          (E) The Borrower will not redeem, purchase or retire any of its capital stock, except that the Borrower may redeem, purchase or retire shares of its capital stock with funds which could have been, but were not, used for the payment of cash dividends pursuant to the provisions of Section 5.02(C) of this Loan Agreement
(subject to the limitations therein set forth).

          (F)  Neither the Borrower nor any Subsidiary
will furnish to any of the Lenders or the Agent any cer-tificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

          (G)  Neither the Borrower nor any Subsidiary
will directly or indirectly apply any part of the proceeds of any of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal
Reserve System, or any regulations, interpretations or rulings thereunder.

          (H) Neither the Borrower nor any Subsidiary, without the prior written consent of all of the Lenders, will incur, agree to incur, assume, or in any manner be-come liable in respect of any Indebtedness for Borrowed
Money (recourse or nonrecourse) other than the indebted-ness evidenced by the Notes and this Loan Agreement and additional indebtedness which, together with the indebtedness evidenced by the Notes and this Loan Agree-ment, shall cause Total Debt to not exceed:

               (a)  $66,000,000 in the aggregate
principal amount as of December 31, 1993, and

               (b)  $63,000,000 in the aggregate
principal amount as of March 31, 1994, and

               (c)  $65,000,000 in the aggregate
principal amount as of June 30, 1994, and

               (d)  $69,000,000 in the aggregate
principal amount as of September 30, 1994, and

               (e)  $57,000,000 in the aggregate
principal amount as of December 31, 1994, and

               (f)  $58,000,000 in the aggregate
principal amount as of March 15, 1995, and

               (g)  $53,000,000 in the aggregate
principal amount as of May 5, 1995, and

               (h)  $50,000,000 in the aggregate
principal amount as of December 31, 1995, and

               (i)  $40,000,000 in the aggregate
principal amount as of December 31, 1996 and thereafter.

For the purposes of this Section 5.02(H), KCA's debt ap-proved by the Lenders pursuant to the last sentence in
Section 5.02(I) of this Agreement, and any KCA debt which is nonrecourse to the Borrower, including that portion subject to Borrower's Limited Payment Guaranty, shall not be deemed to constitute indebtedness of the Borrower or any Subsidiary. As used herein, "Borrower's Limited Pay-ment Guaranty" means any guaranty of the Borrower guaran-tying payment of indebtedness of KCA relating to the Kaahumanu Shopping Center.

          (I) Neither the Borrower nor any Subsidiary, without the prior written consent of all of the Lenders, will hypothecate, pledge, mortgage, grant a security in-terest in or otherwise encumber (or permit to be encum-bered) any of its assets now owned or hereafter acquired, otherwise than in the ordinary course of the business of the Borrower or such Subsidiary (for purposes of this Section 5.02(I), encumbrances incurred or created in the ordinary course of business shall be deemed to include
(a) liens for taxes and governmental (or quasi-governmental) assessments or similar charges that are not yet due and payable, (b) pledges or deposits to secure payment of workers' compensation or to participate in any fund established under workers' compensation, unemployment insurance, pensions or similar social security programs, (c) liens of mechanics, materialmen, warehousemen, carriers or other similar liens that are not yet due and payable, (d) good faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), leases, statutory obligations, or surety, appeal, indemnity, performance or similar bonds required in the ordinary course of business, not exceeding at any one time outstanding $1,000,000 for all such pledges or deposits in the aggregate for the Borrower and its Subsidiaries, (e) retained liens or security interests of equipment lessors on equipment leased under equipment leases permitted by this Loan Agreement, (f) retained liens or security interests of equipment vendors securing payment of the purchase price of such equipment purchased on time by the Borrower or its Subsidiaries, and (g) liens and security interests held by lenders in respect of the mortgage loans described in Exhibit I attached to the Original Loan Agreement). Notwithstanding the foregoing provisions of this Section 5.02(I), the Borrower or its Subsidiaries may mortgage to ERS, to secure loan(s) made or to be made by ERS to KCA, all of the Borrower's or any Subsidiary's interests in the properties commonly referred to as the Kapalua Bay Hotel, The Shops at Kapalua Bay, "Site 29," the Bay Club,
Kaahumanu Shopping Center, the 8.4-acre Additional
Parcel, and the Napili Shopping Center properties, provided that the Borrower shall have first obtained the Lenders' approval of the terms and conditions of the ERS loan(s) to KCA and any additional construction financing for the proposed KSC expansion, and KCA may mortgage its interests in any and all of the KSC properties (including the 8.4-acre Additional Parcel), provided that the Borrower shall have first obtained the Lenders' approval of the terms and conditions of (a) any construction financing secured thereby, and (b) any other financing secured thereby if such financing is made with recourse to the Borrower or any of its assets other than its joint venture interest in KCA.


                      VI.  Default

          6.01 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Loan Agreement and the Notes:

          (A)  The Borrower shall fail to pay when due
any principal or interest or fee or other charge payable under this Loan Agreement or any of the Notes and such failure shall continue for a period of five Business
Days.

          (B) The Borrower or any Subsidiary shall fail to observe or perform any other obligation to be observed or performed by it under this Loan Agreement or any of the Notes, and such failure shall continue for 30 days after: (1) notice of such failure from the Agent; or (2) the Agent is notified of such failure or should have been so notified pursuant to the provisions of Section 5.01(I) of this Agreement, whichever is earlier.

          (C) Any financial statement, other statement, representation, warranty or certificate made or furnished by the Borrower or any Subsidiary to any of the Lenders or the Agent in connection with this Loan Agreement, or as an inducement to the Lenders or the Agent to enter into this Loan Agreement, or in any separate statement or document delivered pursuant to the provisions of this Loan Agreement, shall be materially false, incorrect, or incomplete when made or delivered.

          (D) The Borrower or any Subsidiary shall admit its inability to pay its debts as they mature, or shall make an assignment for the benefit of any of its credi-tors.

          (E) A decree or order for relief shall be en-tered by a court having jurisdiction in respect of the Borrower or any Subsidiary in an involuntary case under the federal Bankruptcy Code or any other applicable fed-eral or state bankruptcy, insolvency or similar law, or a receiver, liquidator, assignee, custodian, trustee, se-questrator (or similar official) shall be appointed for the Borrower or any Subsidiary or for any substantial part of its property, and any such decree or order shall continue unstayed and in effect for a period of 60 consecutive days.

          (F) The Borrower or any Subsidiary shall com-mence a voluntary case under the federal Bankruptcy Code or any other applicable federal or state bankruptcy, in-solvency or similar law, or the Borrower or any Subsid-iary shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Subsidiary or any substantial part of its property.

          (G) The Borrower or any Subsidiary (i) shall have failed to pay at its stated due date any Indebtedness for Borrowed Money in excess of $1,000,000 in the aggregate (other than indebtedness evidenced by the Notes) and such failure shall have continued beyond any applicable grace period, or (ii) shall have failed to observe or perform any term, covenant or provision con-tained in any agreement or instrument (other than this Loan Agreement or the Notes) by which it is bound, evi-dencing or securing or otherwise relating to any Indebtedness for Borrowed Money in excess of $1,000,000 in the aggregate, and the effect thereof shall have been the acceleration of the maturity of said indebtedness by the holder or holders thereof or of any obligations issued in respect thereof or by a trustee or trustees acting on behalf of such holder or holders.

          (H) A final judgment which alone or with other outstanding final judgments against the Borrower or any Subsidiary exceeds $3,000,000 in the aggregate and (i) such judgment shall not be discharged or fully bonded against within 60 days, or (ii) within 60 days after entry of such judgment, execution shall not be stayed pending appeal, or (iii) such judgment shall not be discharged within 60 days after expiration of any such stay.

          6.02 Rights and Remedies. If an Event of De-fault shall occur and be continuing the Lenders shall have, in addition to any and all other rights and rem-edies, legal or equitable, available to the Lenders under any and all of the Loan Documents or at law, the following additional rights and remedies:

          (a) The absolute right to deny to the Borrower any further disbursements of Loan proceeds (the Lenders' obligation to extend any further credit to the Borrower shall immediately terminate);

          (b) The right, at the option of the Lenders, to declare, without notice, the entire principal amount and accrued interest for all Loans outstanding under this Loan Agreement, plus any fees and charges reasonably incurred by the Agent and/or the Lenders under any of the Loan Documents, immediately due and payable; and

          (c) The right, at the option of the Lenders, to charge interest on any principal amount outstanding under this Agreement at a rate per annum equal to one and one-half percentage points (1.50%) plus the rate of interest otherwise in effect (the "Default Rate");

          (d)  The right to the ex parte appointment
without bond of a receiver, without regard to the value of any collateral or solvency of any party liable for payment, observance or performance of any of the obli-gations of the Borrower or any other obligors, owing to the Lenders under or pursuant to the Loan Documents; and

          (e) The Agent and the Lenders may exercise any and all other rights and remedies, legal or equitable, available to the Agent and/or the Lenders under the Notes and under any and all of the other Loan Documents or at law or in equity.


                   VII.  Miscellaneous

          7.01 Further Assurance. From time to time, the Borrower, the Lenders and the Agent will execute and de-liver such additional documents and provide such addi-tional information as may be reasonably required to carry out the intent of this Loan Agreement.

          7.02 Title Insurance and Appraisals. The Lend-ers will not require that the Borrower provide (or pay the costs of) title insurance on the properties encumbered by the Mortgage or Additional Security
Mortgage (collectively, the "Mortgaged Properties").
Although the Lenders have not required that any appraisal of the Mortgaged Properties be furnished as a condition precedent to the first disbursement of Loan proceeds, the Lenders reserve the right to obtain at the Borrower's expense (and the Borrower agrees to pay all costs of) appraisals of the Mortgaged Properties, from any licensed or certified appraiser designated by the Lenders, from time to time, whenever such appraisals may be (a) required by any law, rule or regulation applicable to the conduct of any Lender's business, (b) requested or directed by any governmental authority charged with the administration of such law, rule or regulation or any Lender's compliance therewith, whether or not such request or direction has the force of law, or (c) when reasonably deemed appropriate by the Lenders in their sole discretion (reappraisals referred to in this clause
(c) shall not be required more frequently than annually).

          7.03 Enforcement and Waiver by the Lenders.
The Lenders, or the Agent on behalf of the Lenders, shall have the right at all times to enforce the provisions of the Loan Documents, as they may be amended from time to time, in strict accordance with their respective terms, notwithstanding any conduct or custom on the part of any of the Lenders or the Agent in refraining from so doing at any time or times. The failure of the Lenders or the Agent at any time or times to enforce their rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan
Documents or as having in any way or manner modified or waived the same. No single or partial exercise of any right by any Lender or the Agent shall preclude the further or other exercise thereof. All rights and remedies of the Lenders and Agent are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

          7.04 Expenses of the Lenders and Agent.  The
Borrower will, on demand, reimburse to the Lenders and the Agent all reasonable expenses, including the reasonable fees and expenses of legal counsel for the Lenders and the Agent, incurred by any of the Lenders or the Agent in connection with the negotiation, preparation, administration, amendment, modification, waiver, and/or enforcement of the Loan Documents and the collection or attempted collection of the indebtedness evidenced by the Loan Documents, or any of them including but not limited to bankruptcy or reorganization proceedings.

          7.05 Notices. Any notices or consents required or permitted by this Loan Agreement or the other Loan
Documents shall be in writing and may be delivered in person or sent by United States mail or by telecopy and shall be deemed delivered when delivered in person or when deposited in the United States mail, certified, postage prepaid, return receipt requested, or when sent during normal business hours at the place of receipt and the receipt of which is confirmed in writing if by telecopy, to the address of the parties as follows, un-less such address is changed by written notice hereunder:
          (A)  If to the Borrower:

               Maui Land & Pineapple Company, Inc.
               P. O. Box 187
               Kahului, Maui, Hawaii  96732
               Attention:  Executive Vice President, Finance
                    Telecopy No.:  (808) 871-0953

          (B)  If to the Lenders, in care of the Agent:

               Bank of Hawaii
               P. O. Box 2900
               Honolulu, Hawaii  96846
               Attention:  Manager, Corporate Bank Hawaii
                    Telecopy No.:  (808) 537-8301.

          7.06 Waiver and Release by the Borrower. To the maximum extent permitted by applicable law, the Borrower:

          (a) Waives notice and opportunity to be heard, after acceleration of the indebtedness evidenced by the Loan Documents, before exercise by the Agent or other Lenders of the remedy of setoff or of any other remedy or procedure permitted by any applicable law or by any prior agreement with the Borrower, and, except where specifically required by this Loan Agreement or by any applicable law, notice of any other action taken by the Agent or any other Lender;

          (b) Waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in con-nection with the delivery, acceptance, performance, or enforcement of this Loan Agreement, and consents to any extension of time (and even multiple extensions of time for longer than the original term), renewals, releases of any person or organization liable for the payment of the Obligations under this Loan Agreement, and waivers or modifications or other indulgences that may be granted or consented to by the Agent and the Lenders in respect of the Loans evidenced by this Loan Agreement; and

          (c) Releases the Agent and the Lenders and their respective officers, agents, and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct.

To the maximum extent permitted by applicable Laws, the Bor-rower waives notice and opportunity to be heard, after ac-celeration in the manner provided above in Section 6.02, before exercise by the Lenders or the Agent of the remedy of setoff or of any other remedy or procedure permitted by any applicable Laws or by any agreement with the Borrower or any Subsidiary, and, except where specifically required by the Loan Documents or by any applicable Laws, notice of any other action taken by the Lenders or the Agent.

          7.07 Disclosure of Information. The Borrower con-sents to the Agent's or any Lender's disclosure to the other Lenders or the Agent of any information held by the disclosing entity from time to time, financial or otherwise, pertaining in any way to the creditworthiness or other condition of the Borrower or any Subsidiary. The Agent and Lenders agree that they shall maintain confidentiality with regard to nonpublic information concerning the Borrower and Subsidiaries obtained from the Borrower, provided that the Agent and Lenders shall not be precluded from making disclosure regarding such information: (i) to their own respective counsel, accountants and other professional advisors, (ii) in response to a subpoena or order of a court of governmental agency, (iii) to any entity participating or considering participating in any credit made under this Loan Agreement, (iv) to any guarantor or subordinated lender with respect to this Loan Agreement or
(v) as required by law or applicable regulation.

          7.08 Applicable Law.  The substantive Laws of the
State of Hawaii shall govern the construction of this Loan
Agreement and the Notes and the rights and remedies of the parties hereto and thereto.

          7.09 Binding Effect and Entire Agreement. This Loan Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and the respective successors and per-mitted assigns of the parties hereto. This Loan Agreement, and the remainder of the Loan Documents, together with all other documents executed and delivered pursuant to this Loan Agreement, constitute the entire agreement among the Lenders, the Agent and the Borrower concerning the subject matter hereof.

          7.10 Amendments; Consents. No amendment, modifica-tion, supplement, termination, or waiver or forbearance of any provision of this Loan Agreement or any of the other Loan Documents, and no consent to any departure by the Borrower therefrom, may in any event be effective unless in writing signed by a Majority in Interest of the Lenders and the Agent, and then only in the specific instance and for the specific purpose given; provided, however, that no action shall be taken which has the effect of altering any required payment of principal, interest or fees, or releasing any collateral security for the Loans, unless in writing signed by all of the Lenders and the Agent.

          7.11 Assignments.

          A. The Borrower shall have no right to assign any of its rights or obligations under any of the Loan Documents without the prior written consent of the Lenders.

          B. None of the Lenders shall assign any of its rights or obligations under the Loan Documents without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed; provided, however, the foregoing provision to the contrary notwithstanding, (a) any of the Lenders may sell participations in Loans made or to be made by it, to any entity affiliated with such Lender, without Borrower's consent, so long as such Lender remains primarily obligated to the Borrower under this Loan Agreement and so long as the Borrower shall not be obligated in any manner to deal directly with the affiliated purchaser of such participa-tion, and (b) any Lender may negotiate, pledge, transfer or assign the Note held by it (or the receivable evidenced there-by) to a Federal Reserve Bank or to any other agency or instrumentality of the United States of America to support borrowings of Federal funds by such Lender.

          C. Subject to the foregoing restrictions, the Bor-rower consents to each Lender's negotiation, offer, and sale to third parties ("Participants") of the credit facility evidenced by the Loan Documents (the "Credit Facility") or participating interests in the Credit Facility, to any and all discussions and agreements heretofore or hereafter made between each Lender and any Participant or prospective Participant regarding the interest rate, fees, and other terms and provisions applicable to the Credit Facility, and to each Lender's disclosure to any Participant or prospective Par-ticipant, from time to time, of such financial and other information pertaining to the Borrower and the Credit Facility as any Lender and such Participant or prospective Participant may deem appropriate (whether public or non-public, confidential or non-confidential, and including information relating to any insurance required to be carried by the Borrower and any financial or other information bearing on the Borrower's creditworthiness and the value of any col-lateral). The Borrower acknowledges that the Lenders' disclo-sure of such information to any Participant or prospective Participant constitutes an ordinary and necessary part of the process of effectuating and servicing the Credit Facility.

          7.12 Release of Non-Golf Areas. A purpose of the Mortgage and of the Additional Security Mortgages herein men-tioned (collectively, the "Mortgages") is to secure the Obli-gations by a mortgage lien on the Borrower's and Kapalua Land Company, Ltd.'s respective interests in three golf courses commonly known as the "Plantation Course," "Bay Course" and "Village Course." In view of the fact that the Bay Course and Village Course have not been duly subdivided so as to consti-tute one or more duly subdivided lots, the land descriptions of the Bay Course and Village Course, set forth or to be set forth in the Mortgages, include lands ("Excess Lands") in excess of the lands commonly known to comprise the Bay Course and Village Course. The Lenders agree that the Borrower shall have the right to subdivide the lands initially described in the Mortgages as comprising the Bay Course and Village Course, and to obtain releases of the Excess Lands from the liens of the Mortgages, upon the following terms and conditions: (a) the lot or lots to be released from the Mortgages, comprising the Excess Lands, as well as the lot or lots which are to remain subject to the Mortgage(s) following the release of the Excess Lands, shall have been designated as specific lots approved by all governmental authorities having jurisdiction over the subdivision thereof; (b) the costs of subdivision and the costs of preparing the releases shall be borne by the Bor-rower; (c) the form and content of each release shall be acceptable to the Lenders; and (d) in connection with any such release, appropriate provisions shall have been made for access to and from and utility and similar easements for, any lot or lots not to be released from the Mortgage(s). Within fifteen days after the Lenders' declaration of an Event of Default and of their intention to foreclose the Mortgages, the Borrower shall commence, and thereafter diligently pursue to completion, any subdivision necessary to accomplish the purposes of this Section 7.12, so as to enable the Lenders to foreclose the Mortgages against all the Golf Courses, while releasing to the Borrower the Excess Lands. In the event the Borrower shall not commence such subdivision within said fifteen-day period, or thereafter diligently pursue the subdivision to completion, the Lenders shall be entitled at the Borrower's expense, and are hereby appointed as the duly-appointed attorneys-in-fact of the Borrower (with full power of substitution), to commence and/or complete said subdivision. Said power of attorney is coupled with an interest, and is irrevocable.

          7.13 Right of Setoff; Security Interest in Accounts. At any time, whether or not an Event of Default shall have oc-curred, the Agent and each Lender may set off obligations owed by the Agent or such Lender, as the case may be, to the Bor-rower (such as balances in checking and savings accounts) against the Obligations, without first resorting to other col-lateral. To further secure the Obligations, the Borrower grants to the Agent and the Lenders a security interest in all checking, savings, and other deposit accounts now or hereafter maintained by the Borrower with the Agent and the Lenders.

          7.14 Dispute Resolution. Any controversy or claim arising out or relating to this Agreement or any of the other Loan Documents shall, at the request of any party, be decided by binding arbitration conducted in the State of Hawaii without a judge or jury, under the auspices of the American Arbitration Association or Dispute Prevention and Resolution, Inc. in accordance with Chapter 658 of the Hawaii Revised Statutes and the respective and applicable rules of the aforementioned organizations. The arbitrator will apply any applicable statute of limitations and will determine any controversy concerning whether an issue is arbitrable. Judgment upon the arbitration award may be entered in any court having jurisdiction. The prevailing party will be entitled to recover its reasonable attorney's fees and costs as determined by the arbitrator. This agreement to arbitrate shall not limit to restrict the right, if any, of any party to exercise before, during or following any arbitration proceeding, with respect to any claim or controversy, self-help remedies such as setoff, to foreclose a mortgage or lien or other security interest in any collateral judicially or by power of sale, or to obtain provisional or ancillary remedies such as injunctive relief from a court having jurisdiction. Any party may seek those remedies without waiving its right to submit the controversy or claim in ques-tion to arbitration.

          7.15 Severability. If any provision of any of the Loan Documents shall be held invalid under any of the appli-cable Laws, such invalidity shall not affect any other provi-sion of any of the Loan Documents that can be given effect without the invalid provision, and, to this end, the provi-sions of the Loan Documents are severable.

          7.16 Section Headings. The titles of Sections appear herein as a matter of convenience only, and shall not affect the construction of this Loan Agreement or any provi-sion hereof.

          7.17 Survival of Certain Payment Obligations. The obligations of the Borrower to indemnify the Lenders against, and pay and reimburse to the Lenders, the costs and expenses referred to in Section 7.04 of this Loan Agreement (a) shall survive the repayment of the Loans and termination of this Loan Agreement to the extent such losses, costs and expenses are specifically billed to the Borrower within 60 days after full repayment of the Loans and termination of this Agreement, and (b) shall not survive the repayment of the Loans and termination of this Loan Agreement to the extent of any such costs or expenses which are not specifically billed to the Borrower within 60 days after full repayment of the Loans and termination of this Loan Agreement.

          7.18 Amendment and Restatement; Amendment of Loan Documents. (a) On and as of the Effective Date, the Original Loan Agreement shall be deemed amended and restated in its en-tirety by this Amendment and Restatement, which shall supercede the terms and provisions of the Original Loan Agreement with respect to all Obligations from and after the date of this Amendment and Restatement. The Borrower, the Lenders and the Agent acknowledge and agree that this Amendment and Restatement constitutes only an amendment and restatement of the Original Loan Agreement, and in connection therewith, (i) nothing herein is intended, nor shall it be construed, to constitute a refinancing of the indebtedness under the Original Loan Agreement, (ii) all outstanding Obligations under the Original Loan Agreement and the "Loan Documents" referred to therein, as amended, shall continue to be outstanding under this Amendment and Restatement and the Loan Documents referred to herein and (iii) all Obligations owing from and after the Effective Date shall be paid, per-formed and observed in accordance with the terms of this Amendment and Restatement and the other Loan Documents, as so amended restated and as may be further amended from time to time.

          (b) The Borrower, the Lenders and the Agent agree that from and after the Effective Date, all references to (i) the Original Loan Agreement (including, without limitation, references to "Revolving and Term Loan Agreement", the "Loan Agreement" or "Agreement" or other defined terms) set forth in the Notes, the Mortgage, the Environmental Indemnity Agreement, the Additional Security Mortgage and any other Loan Documents, as amended, shall mean the Original Loan Agreement, as amended and restated by this Amendment and Restatement and as may be further amended from time to time, (ii) the Revolving Notes, or any of them, shall mean such Revolving Note(s), as heretofore amended, as respectively amended and restated by the Amended and Restated Revolving Notes referred to herein and as may be further amended from time to time and
(iii) any of the other Loan Documents shall mean such Loan Documents, as heretofore amended, as amended and restated by this Amendment and Restatement and the Amended and Restated Revolving Notes, and as amended by the Amended and Restated Revolving Notes and as may be further amended from time to time.

          (c) All Exhibits, schedules and other attachments to the Original Loan Agreement are hereby incorporated herein by reference and shall be deemed to constitute Exhibits, schedules and attachments to this Amendment and Restatement.

          7.17 Execution in Counterparts. This Amendment and Restatement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have duly executed this Loan Agreement, the execution of this Loan Agreement by the Borrower constituting
(a) the personal certification of the persons signing this Loan Agreement on behalf of the Borrower that, to the best of their knowledge, the representations and warranties made in
Article IV of this Loan Agreement are true and correct as of the date of this Loan Agreement, and (b) the undertaking of such persons and of the Borrower that each request for a disbursement of Loan proceeds, made pursuant to Section 2.03 of this Loan Agreement, shall constitute the Borrower's affirmation and the personal affirmation on the part of the persons making such request that, to the best of their knowledge at the time of the making of any
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
such request, (i) the representations and warranties stated in
Section 4.01 of this Loan Agreement are true and correct, (ii) no Event of Default under this Loan Agreement has occurred and is continuing, and (iii) no event has occurred and is continu-ing that, with the giving of notice or passage of time, or both, would become such an Event of Default.

                         MAUI LAND & PINEAPPLE
                         COMPANY, INC.

               /S/ PAUL J. MEYER
          By: _____________________________
         Its EXECUTIVE VICE PRESIDENT/FINANCE

               /S/ GARY L. GIFFORD
          By: _____________________________
              Its  PRESIDENT


          BANK OF HAWAII, individually and
                as Agent

               /S/ GREGG E. LING
          By: _____________________________
              Its  VICE PRESIDENT


          FIRST HAWAIIAN BANK

               /S/ ANN M. K. LEE
          By: _____________________________
              Its  ASSISTANT VICE PRESIDENT


          CENTRAL PACIFIC BANK

               /S/ ROBERT D. MURAKAMI
          By: _____________________________
              Its  VICE PRESIDENT